        As filed with the Securities and Exchange Commission on November 3, 1998
                                                   Registration No. 333-_______.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                              ----------------------

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                              ----------------------

                           TRIQUINT SEMICONDUCTOR, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ----------------------

             DELAWARE                                   95-3654013
   ---------------------------         ---------------------------------------
     (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          2300 N.E. Brookwood Parkway
                           Hillsboro, Oregon 97124
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ----------------------

                       1998 EMPLOYEE STOCK PURCHASE PLAN
                             (FULL TITLE OF THE PLAN)

                              ----------------------

                                 STEVEN J. SHARP
                    President, Chief Executive Officer & Chairman
                             TriQuint Semiconductor, Inc.
                             2300 N.E. Brookwood Parkway
                               Hillsboro, Oregon 97124
                                  (503) 615-9000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ----------------------

                                    COPIES TO
                              CHRIS F. FENNELL, ESQ.
                         Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300

                              ----------------------

                   CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING       REGISTRATION
             TO BE REGISTERED                  REGISTERED            PER SHARE              PRICE                 FEE (1)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value,
 to be issued under the 1998 Employee
 Stock Purchase Plan                         400,000 shares          $16.9375(1)          $6,775,000            $1,883.00

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 27, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     TRIQUINT SEMICONDUCTOR, INC
                 REGISTRATION STATEMENT ON FORM S-8

       PART II  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (TriQuint Semiconductor, Inc. is sometimes referred to herein as the "Company"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1998, filed pursuant to Section 13 of the 1934 Act.

     (c) The Company's Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 1998, filed pursuant to Section 13 of the 1934 Act.

     (d) The Company's Current Report on Form 8-K filed January 27, 1998, as amended on March 27, 1998 pursuant to Section 13 of the 1934 Act.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed February 18, 1997 pursuant to Section 12(b) of the 1934 Act and any amendment or report filed for the purpose of updating any such description; and

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

     Inapplicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemption as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify is employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, and employee or other agents for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.


Item 8.   EXHIBITS


   EXHIBIT
    NUMBER                                DOCUMENTS
-----------   ---------------------------------------------------------------
    4.1       1998 Employee Stock Purchase Plan

    5.1       Opinion of counsel as to legality of securities being registered

   23.1       Consent of Counsel (contained in Exhibit 5.1)

   23.2       Consent of Independent Auditors

   24.1       Power of Attorney (see page II-5)

ITEM 9.   UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 30th day of October, 1998.

                         TRIQUINT SEMICONDUCTOR, INC.


                         By:   /s/ Steven J. Sharp
                               -------------------------------------------
                               Steven J. Sharp
                               President, Chief Executive Officer
                               and Chairman (Principal Executive Officer)

                          POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Sharp and Edward C.V. Winn, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


        SIGNATURE                                 TITLE                                  DATE
---------------------------        ---------------------------------------       -------------------
 /s/ Steven J. Sharp               President, Chief Executive Officer and         October 30, 1998
---------------------------        Chairman (Principal Executive Officer)
 Steven J. Sharp


 /s/ Edward C. V. Winn             Executive Vice President, Finance and          October 30, 1998
---------------------------        Administration, and Chief Financial
 Edward C.V. Winn                  Officer (Principal Financial and
                                   Accounting Officer)


 /s/ Paul A. Gary                  Director                                       October 30, 1998
---------------------------
 Dr. Paul A. Gary


 /s/ Charles Scott Gibson          Director                                       October 30, 1998
---------------------------


 /s/ E. Floyd Kvamme               Director                                       October 30, 1998
---------------------------
 E. Floyd Kvamme


 /s/ Walden C. Rhines              Director                                       October 30, 1998
---------------------------
 Dr. Walden C. Rhines


 /s/ Edward F. Tuck                Director                                       October 30, 1998
---------------------------
 Edward F. Tuck

                    TRIQUINT SEMICONDUCTOR, INC.

                 REGISTRATION STATEMENT ON FORM S-8

                          INDEX TO EXHIBITS

  EXHIBIT
   NUMBER                   DESCRIPTION
-----------  -----------------------------------------------------------
      4.1    1998 Employee Stock Purchase Plan

      5.1 Opinion of counsel as to legality of securities being registered

     23.1    Consent of Counsel (contained in Exhibit 5.1)

     23.2    Consent of Independent Auditors

     24.1    Power of Attorney (contained in page II-5)
